THIS ASSET PURCHASE AGREEMENT made as of the ___ day of December, 2021.

BETWEEN:

ENERTOPIA CORP., a corporation incorporated under the laws of the state of Nevada, with an address at #18 1873 Spall Road, Kelowna, BC, V1Y 4R2

(the "Purchaser")

AND:

PAUL SANDLER, an individual with an address at 4478 Via Largo, Cypress, CA 90630

(the "Vendor")

MARK SNYDER, an individual with an address at 12900 Brookprinter Pl #200 Poway, CA 92064

(the "Vendor")

WHEREAS:

A. The Vendor's are collectively the sole and exclusive legal and beneficial owners of all right, title, and interest in and to the assets, materials and Intellectual Property (as defined below) described in Schedule A, including the Intellectual Property Rights therein and thereto (collectively, the "IP Assets").

B. The Purchaser wishes to acquire (the "Acquisition"), and the Vendor wishes to sell, transfer, convey, assign, and deliver, on the terms and conditions set forth in this Agreement,  all of Vendor's right, title and interest in and to and under all IP Assets, including all past and future income, royalties, damages and payments due (including, rights to damages and payments for past, present or future infringements or misappropriations) with respect thereto, in each case, of the Vendor in all countries relating to such IP Assets (collectively the "Purchased Assets"), free and clear of all Encumbrances (as defined below).

In consideration of the undertakings of the parties, their mutual promises and covenants, and other valuable consideration as provided, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1- INTERPRETATION

1.1 Definitions

In this Agreement and in the schedules, the following terms and expressions will have the following meanings:

(a) "Agreement" means this asset purchase agreement and all instruments amending it; "hereof", "hereto" and "hereunder" and similar expressions mean and refer to this Agreement and not to any particular Article, Section, or other subdivision; "Article", "Section" or other subdivisions of this Agreement followed by a number means and refers to the specified Article, Section or other subdivision of this Agreement;

(b) "Acquisition" has the meaning ascribed thereto in the Recitals;

(c) "Assessment" shall include a reassessment or additional assessment and the term "assessed" shall be interpreted in the same manner;

(d) "Business Day" means any day other than a Saturday, a Sunday or a statutory holiday in the Province of British Columbia or any other day on which the principal chartered banks located in the City of Kelowna are not open for business during normal banking hours;

(e) "Closing" means the completion of the Transaction pursuant to this Agreement at the Closing Time;

(f) "Closing Date" means the date this Agreement is entered into as shown on the first page of the Agreement;

(g) "Closing Time" means 10:00 am in the City of Kelowna on the Closing Date or such other time on the Closing Date as the Parties may agree upon as the time at which the Closing shall take place;

(h) "Consent" means a license, permit, approval, consent, certificate, registration or authorization (including, without limitation, those made or issued by a Regulatory Authority, in respect of a Contract, or otherwise);

(i) "Consideration Shares" has the meaning ascribed in Section 2.2;

(j) "Contract" means any agreement, understanding, indenture, contract, lease, deed of trust, license, option, instrument or other commitment, whether written of oral;

(k) "Encumbrances" means mortgages, charges, pledges, security interests, liens, encumbrances, actions, claims, demands and equities of any nature whatsoever or howsoever arising and any rights or privileges capable of becoming any of the foregoing;

(l) "Escrowed Shares" has the meaning ascribed in Section 2.3(ii);

(m) "Intellectual Property" means all rights and title under copyright, or trademark, and all trade-names, designs, technical know-how, and other intellectual property rights of any kind throughout the world, whether registered or not, owned or controlled by Vendors and relating to the IP Assets and which exist as of the Closing Date, and includes any Patents and Patents pending in regards to the IP Assets, including but not limited to the 100% interest in Provisional Patent application number 63275879 which is an energy management system having applications in Solar Energy and Battery Management Systems and was assigned to the Company by USPTO number 506966178;

(n) "Law" or "Laws" means all requirements imposed by statutes, regulations, rules, ordinances, by-laws, decrees, codes, policies, judgments, orders, rulings, decisions, approvals, notices, permits, guidelines or directives of any Regulatory Authority;

(o) "Loss" and "Losses" mean any and all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including without limitation, interest, penalties, fines and reasonable attorneys, accountants and other professional fees and expenses, but excluding damages for lost profits or lost business opportunities and excluding any indirect, consequential or punitive damages suffered by the Purchaser or the Vendor;

(p) "Patents" means any United States, Canadian or foreign patents and applications (including provisional applications), patents issuing from such applications, certificates of invention or any other grants by any court, administrative agency or commission or other federal, state, provincial, county, local or foreign governmental authority, instrumentality, agency commission or subdivision thereof, including the U.S. Patent and Trademark Office, Canadian Intellectual Property Office and the European Patent Office, for the protection of inventions, or foreign equivalents of any of the foregoing;

(q) "Parties" means the Vendor and the Purchaser and any other person that may become a party to this Agreement, and Party means any one of them;

(r) "person" includes any individual, corporation, partnership, firm, joint venture, syndicate, association, trust, government, governmental agency and any other form of entity or organization;

(s) "Purchased Assets" has the meaning ascribed thereto in Recital B and in Schedule A;

(t) "Purchase Price" has the meaning ascribed in Section 2.2;

(u) "Transaction" means the Acquisition and the ancillary transactions contemplated by this Agreement;

(v) "U.S. Securities Act" means the United States Securities Act of 1933, as amended;

(w) "Regulatory Authority" means any government, regulatory or administrative authority, agency, commission, utility or board (federal, provincial, municipal or local, domestic or foreign) having jurisdiction in the relevant circumstances and any person acting under the authority of any of the foregoing and any judicial, administrative or arbitral court, authority, tribunal or commission having jurisdiction in the relevant circumstances;

(x) "Securities Laws" means the securities laws, regulations, rules, rulings and orders and the blanket rulings and policies and written interpretations of, and multilateral or national instruments adopted by, the securities regulators and the policies and rules of any applicable stock exchange or quotation or stock reporting system;

(y) "SEDAR" means System for Electronic Document Analysis and Retrieval;

(z) "Transaction" means the purchase and sale of the Purchased Assets and all other transactions contemplated by this Agreement; and

1.2 Best Knowledge

Any reference herein to "the best knowledge" of the Vendor will be deemed to mean the actual knowledge of the directors of the Vendor, together with the knowledge which they would have had if they had conducted a diligent inquiry into the relevant subject matter.

1.3 Currency

Unless otherwise indicated, all references to dollar ($) amounts in this Agreement are expressed in U.S Dollar currency.

1.4 Governing Law

This Agreement shall be exclusively governed by and construed and interpreted in accordance with the laws of British Columbia and the federal laws of the Canada applicable therein.  The Parties hereby irrevocably attorn to the exclusive jurisdiction of the courts of British Columbia with respect to any matter arising under or related to this Agreement.

1.5 Interpretation Not Affected by Headings

The division of this Agreement into articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.6 Number and Gender

In this Agreement, unless the context otherwise requires, any reference to gender shall include both genders and words importing the singular number shall include the plural and vice-versa.

1.7 Time of Essence

Time shall be of the essence of every provision of this Agreement.

1.8 Severability

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof.

1.9 Calculation of Time Periods

Where a time period is expressed to begin or end at, on or with a specified day, or to continue to or until a specified day, the time period includes that day.  Where a time period is expressed to begin after or to be from a specified day, the time period does not include that day.  Where anything is to be done within a time period expressed after, from or before a specified day, the time period does not include that day.  If the last day of a time period is not a Business Day, the time period shall end on the next Business Day.

1.10 Statutory Instruments

Unless otherwise specifically provided in this Agreement, any reference in this Agreement to any Law shall be construed as a reference to such Law as amended or re-enacted from time to time or as a reference to any successor thereto.

1.11 Incorporation of Schedules

The following are the schedules attached to and incorporated by reference into this Agreement:

Schedule A Purchased Assets

Schedule B Joint Venture Terms

ARTICLE 2- PURCHASE AND SALE

2.1 Purchased Assets

On the terms and subject to the fulfilment of the conditions of this Agreement, the Vendor agrees to sell, assign and transfer to the Purchaser, and the Purchaser agrees to purchase from the Vendor at the Closing Time on the Closing Date, all of the Purchased Assets. The Purchaser agrees to contribute the Purchased Assets to the Joint Venture.

2.2 Purchase Price

The aggregate purchase price (the "Purchase Price") payable by the Purchaser to the Vendor for the Purchased Assets at Closing, shall be the allotment and issuance of 10,000,000 common shares in the capital of the Purchaser (collectively, the "Consideration Shares").

2.3 Payment of Purchase Price

At the Closing Time, the Purchaser will issue to the Vendors collectively in total 10,000,000 Consideration Shares as follows:

(i) 5,000,000 (2,500,000 as to each Vendor) will be issued as fully paid and non-assessable Common Shares of the Company, free and clear of any restrictions, except those restrictions required under the applicable Securities Laws, including but not limited to those restrictions described in section 2.5 of this Agreement, following the transfer and delivery of the Purchased Assets, including provisional patent # 63275879; and

(ii) 5,000,000 (the "Escrowed Shares") (2,500,000 as to each Vendor) will be subject to the following escrow restrictions pursuant to the Escrow Agreement. The Escrowed Shares will be released upon provisional patent 63275879 being approved by US patent office. If no patents relating to or in connection with Provisional Patent 63275879 (the "New Patents") are approved within thirty (30) months from the Closing Date, the Escrowed Shares will be cancelled. If any New Patents are being reviewed by the United States Patent Office within thirty (30) months, the Escrowed Shares shall not be cancelled and shall remain in escrow until the New Patents are approved by the United States Patent Office. The Escrowed Shares will be held in Trust by Macdonald Tuskey, Corporate and Securities Lawyers, with an address at #409 - 221 West Esplanade, North Vancouver, BC, V7M 3J3; and

(iii) $30,000 to be paid to Mark Snyder

2.4 Transfer Taxes

The Purchaser shall be liable for and shall pay all federal and provincial sales taxes and all other taxes, duties, fees or other like charges of any jurisdiction properly payable in connection with the transfer of the Purchased Assets by the Vendor to the Purchaser.

2.5 Securities Laws Compliance

(1) The Parties hereto acknowledge that the issuance of the Consideration Shares by the Purchaser to the Vendor as contemplated herein is being made pursuant to an exemption from the registration and prospectus requirements of applicable securities laws pursuant to Section 2.12 of National Instrument 45-106 Prospectus and Registration Exemptions.

(2) The Vendor confirms to and covenants with the Purchaser that:

(a) it will comply with all requirements of applicable securities laws in connection with the issuance to it of the Consideration Shares and the resale of any of the Consideration Shares;

(b) the Consideration Shares have not been registered under the U.S. Securities Act of 1933 or the securities laws of any State of the United States and that the Purchaser does not intend to register the Consideration Shares under the Securities Act of 1933, or the securities laws of any State of the United States and has no obligation to do so; and

(c) the Vendor is a U.S. Person and is acquiring the Consideration Shares for its own account and not with a view to its distribution within the meaning of Section 2(11) the U.S. Securities Act.  The Vendor is either an "accredited investor" as that term is defined in Rule 501 of Regulation D of the U.S. Securities Act, or is acquiring the Consideration Shares pursuant to section 4(2) of the U.S. Securities Act in a "private" offering, and has the ability to bear the economic risk in connection with the consummation of the transactions contemplated by this Agreement, including a complete loss of future revenue related to the Consideration Shares.

(3) Upon the issuance of the Consideration Shares to the Vendor and until such time as is no longer required under applicable securities laws, the certificates representing the Consideration Shares will bear legends in substantially the following form:

"UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THIS SECURITY BEFORE [THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE DISTRIBUTION DATE"

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THE HOLDER HEREOF, BY ACQUIRING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT IF APPLICABLE, (C) INSIDE THE UNITED STATES (1) PURSUANT TO THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (2) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES, AND THE HOLDER, PRIOR TO SUCH SALE PURSUANT TO (C)(1) OR (2), HAS FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE CORPORATION. PROVIDED THAT IF THE CORPORATION IS A "FOREIGN ISSUER" AS THAT TERM IS DEFINED BY REGULATION S OF THE U.S. SECURITIES ACT AT THE TIME OF SALE, A NEW CERTIFICATE BEARING NO RESTRICTIVE LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY", MAY BE OBTAINED FROM THE TRANSFER AGENT, UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN FORM SATISFACTORY TO THE CORPORATION AND ITS TRANSFER AGENT, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT.

ARTICLE 3- REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Vendor

The Vendor hereby makes the following representations and warranties to the Purchaser and acknowledges that the Purchaser is relying on such representations and warranties in entering into this Agreement and completing the Transaction:

(1) Existence of the Vendor.  Each Vendor is an individual that is resident in the United States of America.

(2) Power and Authority.  Each Vendor has the power and authority to own or lease its property, including the ownership of the Purchased Assets and the Intellectual Property, and to carry on its business as now being conducted by it.

(3) Options.  Except for the Purchaser's right in this Agreement, no person has any option, warrant, right, call, commitment, conversion right, right of exchange or other agreement or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an option, commitment, conversion right, right of exchange or other agreement for the purchase from Each Vendor of any of the Purchased Assets.

(4) Validity of Agreement.

(a) Each Vendor has all necessary corporate power to own the Purchased Assets and to enter into and perform its obligations under this Agreement, and the Vendor has all necessary corporate power to enter into and perform its obligations under any other agreements or instruments to be delivered or given by it pursuant to this Agreement.

(b) Each Vendor's execution and delivery of, and performance of its obligations under, this Agreement and the consummation of the Transaction have been duly authorized by all necessary corporate action on the part of each Vendor.

(c) This Agreement or any other agreements entered into pursuant to this Agreement to which each Vendor is a party constitute legal, valid and binding obligations of Each Vendor enforceable against it in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

(5) No Violation.  The execution and delivery of this Agreement by each Vendor, the consummation of the Transaction and the fulfilment by each Vendor of the terms, conditions and provisions hereof will not (with or without the giving of notice or lapse of time, or both):

(a) contravene or violate or result in a material breach or a material default under or give rise to a right of termination, amendment or cancellation or the acceleration of any obligations of each Vendor under:

(i) any applicable Law;

(ii) any judgment, order, writ, injunction or decree of any Regulatory Authority having jurisdiction over each Vendor;

(iii) its Articles of Incorporation or any resolutions of the board of directors or shareholders of each Vendor;

(iv) any Consent held by each Vendor or necessary to the ownership of the Purchased Assets; or

(v) the provisions of any Contract to which each Vendor is a party or by which it is, or any of its properties or assets are, bound; or

(b) result in the creation or imposition of any Encumbrance on any of the Purchased Assets.

(6) Regulatory and Contractual Consents.  To the knowledge of each Vendor, there is no requirement to make any filing with, give any notice to or obtain any Consent from any Regulatory Authority as a condition to the lawful consummation of the Transaction. There is no requirement under any Contract to which each Vendor is a party or by which each Vendor is bound to make any filing with, give any notice to, or to obtain the Consent of, any party to such Contract relating to the Transaction.

(7) No Material Adverse Change.  Since the Annual Statement Date, no material adverse change has occurred in any of the assets, business, financial condition, earnings, results of operations or prospects of the Business nor has any other event, condition, or state of facts occurred or arisen which might have a material adverse effect on the assets, business, financial condition, earnings, results of operations or prospects of the Business.

(8) Compliance with Laws.  Each Vendor has complied, in all material respects, with all Laws applicable to the Purchased Assets.

(9) Purchased Assets. Schedule A is a complete and accurate list of all intellectual property underlying the Purchased Assets;

(10) Title to Purchased Assets.  Each Vendor has good and marketable title to the Purchased Assets. The Purchased Assets are free and clear of all Encumbrances and restrictions of transfer. There are no actions, suits, claims or proceedings threatened, pending or in progress on the part of any named inventor of the Patents relating in any way to the Purchased Assets and any Vendor has not received notice of (and such Vendor is not aware of any facts or circumstances which could reasonably be expected to give rise to) any other actions, suits, investigations, claims or proceedings threatened, pending or in progress relating in any way to the Patents.

(11) Full Disclosure.  No representation or warranty by each Vendor in this Agreement and no statement contained in any certificate or other document furnished or to be furnished to the Purchaser pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

3.2 Representations and Warranties of the Purchaser

The Purchaser hereby makes the following representations and warranties to Each Vendor and acknowledges that Each Vendor is relying on such representations and warranties in entering into this Agreement and completing the Transaction:

(1) Incorporation and Existence. The Purchaser has been duly incorporated and organized and is a valid and subsisting company under the laws of the state of Nevada and is duly qualified to carry on business in the state of Nevada and in each other jurisdiction, if any, wherein the carrying out of the activities contemplated makes such qualifications necessary.

(2) Capitalization. As at the date of this Agreement, the Purchaser has 144,002,700 common shares and 6,473,369 common share purchase warrants issued and outstanding.

(3) Reporting Issuer. The Purchaser is a reporting issuer in good standing. The Purchaser is not in material default under the applicable Securities Laws. No orders suspending the sale or ceasing the trading of any securities issued by the Purchaser have been issued by any Regulatory Authority, and no proceedings for such purpose are pending or, to the knowledge of the Purchaser, threatened.

(4) Validity of Agreement.

(a) The Purchaser has all necessary corporate power to own the Purchased Assets.  The Purchaser has all necessary corporate power to enter into and perform its obligations under this Agreement and any other agreements or instruments to be delivered or given by it pursuant to this Agreement.

(b) The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the Transaction have been duly authorized by all necessary corporate action on the part of the Purchaser.

(c) This Agreement or any other agreements entered into pursuant to this Agreement to which the Purchaser is a party constitute legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

(5) No Violation.  The execution and delivery of this Agreement by the Purchaser, the consummation of the Transaction and the fulfilment by the Purchaser of the terms, conditions and provisions hereof will not (with or without the giving of notice or lapse of time, or both):

(a) contravene or violate or result in a breach or a default under or give rise to a right of termination, amendment or cancellation or the acceleration of any obligations of the Purchaser, under:

(i) any applicable Law;

(ii) any judgment, order, writ, injunction or decree of any Regulatory Authority having jurisdiction over the Purchaser;

(iii) the Articles, Notice of Articles or any resolutions of the board of directors or shareholders of the Purchaser;

(iv) any Consent held by the Purchaser; or

(v) the provisions of any Contract to which the Purchaser is a party or by which it is, or any of its properties or assets are, bound.

(6) Brokers.  The Purchaser has not engaged any broker or other agent in connection with the Transaction and, accordingly, there is no commission, fee or other remuneration payable to any broker or agent who purports or may purport to have acted for the Purchaser.

(7) Consents.  There is no requirement for the Purchaser to make any filing with, give any notice to or obtain any Consent from any Regulatory Authority as a condition to the lawful consummation of the Transaction.

(8) Consideration Shares. The Consideration Shares to be issued hereunder will, upon issue and delivery, be validly issued as fully-paid and non-assessable shares in the capital of the Purchaser, free of all restrictions on trading other than those required by applicable securities law or the Escrow terms as set out in Section 2.3 hereof.

(9) Material Change/Material Fact. There is no "material fact" or "material change" (as those terms are defined in applicable securities legislation) in the affairs of the Corporation that has not been generally disclosed to the public.

3.3 Survival of Covenants, Representations and Warranties of the Vendor

To the extent that they have not been fully performed at or prior to the Closing Time, and unless otherwise provided, the covenants, representations and warranties of each Vendor contained in this Agreement and any agreement, instrument, certificate or other document executed or delivered pursuant to this Agreement shall survive the Closing and shall continue for the benefit of the Purchaser for a period of 2 years notwithstanding such Closing, nor any investigation made by or on behalf of the Purchaser or any knowledge of the Purchaser, except that the representations and warranties set out in Section 3.1(1) to and including 3.1(4) and the corresponding representations and warranties set out in the certificates to be delivered pursuant to Section 6.1, shall survive the Closing and continue in full force and effect without limitation of time.

3.4 Survival of Covenants, Representations and Warranties of the Purchaser

To the extent that they have not been fully performed at or prior to the Closing Time, and unless otherwise provided, the covenants, representations and warranties of the Purchaser contained in this Agreement and in any agreement, instrument, certificate or other document delivered pursuant to this Agreement shall survive the Closing and shall continue for the benefit of each Vendor for a period of 2 years notwithstanding such Closing, nor any investigation made by or on behalf of each Vendor or any knowledge of Each Vendor, except that the representations and warranties set out in Sections 3.2(1) and 3.2(4), and the corresponding representations and warranties set out in the certificates to be delivered pursuant to Section 6.2, shall survive the Closing and shall continue in full force and effect without limitation of time.

ARTICLE 4- COVENANTS

4.1 Joint Venture

On or after Closing, the Vendors, and the Purchaser shall form a joint venture entity currently contemplated to be a Limited Liability Company in the State of Nevada (the "Joint Venture") by entering into a Joint Venture/Operating Agreement (the "Joint Venture Agreement") which Joint Venture Agreement shall contain the material terms set out in Schedule B hereto (the "Joint Venture Terms").

4.2 Maintenance of Corporate Status

Prior to Closing and for a period of a least 24 months after the Closing Date, the Purchaser shall use its commercially reasonable efforts to remain a corporation validly subsisting under the laws of its jurisdiction of existence, licensed, registered or qualified as an extra-provincial or foreign corporation in all jurisdictions where the character of its properties owned or leased or the nature of the activities conducted by it make such licensing, registration or qualification necessary and shall carry on its business in the ordinary course and in compliance in all material respects with all applicable laws, rules and regulations of each such jurisdiction.

4.3 Vendor Use of Technology

The Purchaser shall, allow Paul Sandler and his monitoring company My Solar Stats to have the free use of the current technology and provisional patent 63275879 in the Residential marketplace. The Purchaser will have a right of first refusal on any Residential systems with an install cost greater than $2,000.00.

4.4 Non-Competition Agreement

Each Vendor shall enter into a non-competition agreement (the "Non-Competition Agreement") with the Company pursuant to which the Vendor shall covenant and agree that for as long as the Vendor is a party to the Joint venture, the Vendor will not, without the written consent of the Company, directly or indirectly, on his own behalf or in the service or on behalf of others, whether or not for compensation, engage in any business activity, or have any interest in any person, firm, corporation or business, through a subsidiary or parent entity or other entity (whether as a shareholder, agent, joint venturer, security holder, trustee, partner, consultant, creditor lending credit or money for the purpose of establishing or operating any such business, partner or otherwise) with any Competing Business in the Covered Area.  For the purpose of this Agreement, (i) "Competing Business" means the development of intellectual property with a general connection to the Intellectual Property or the Purchased Assets, and (ii) "Covered Area" means the continent of North America.  Notwithstanding the foregoing, the Executive may own shares of companies whose securities are publicly traded, so long as such securities do not constitute more than ten percent (10%) of the outstanding securities of any such company. And the residential market place as defined in 4.3 above is excluded from this Non-Competition Agreement

4.5 Rights of First Refusal

The Vendor will notify the Purchaser of the terms of any commercially equitable and credible third party offer received by the Vendor for the acquisition of the Vendor's interest in the Joint Venture (the "Third Party Offer") and the Purchaser will have the right of first refusal (the "Acquisition ROFR") to acquire the Vendor or the Vendor's interest in the Joint Venture on the same terms as those contained in the Third Party Offer.  The notice provided by the Vendor to the Purchaser will include the letter of intent (or similar agreement) entered into between the Vendor and the third party. The ROFR must be exercised by the Purchaser within 60 days following the receipt of the notice by notifying the Vendor that Purchaser wishes to complete a transaction upon the terms set out in the notice. If the Purchaser fails to give notice within the 60 days that it wishes to complete a transaction on the terms set out in the notice, the Vendor will then be free to proceed with the Third Party Offer.

ARTICLE 5- CONDITIONS

5.1 Mutual Conditions Precedent

The respective obligations of the parties hereto to consummate the transactions contemplated hereby are subject to the satisfaction, on or prior to the Closing Time, of the following conditions any of which may be waived by the mutual consent of such parties without prejudice to their rights to rely on any other or others of such conditions:

(a) the Purchaser and the Vendor shall have entered into the Patent PSA and Assignment Agreement.

(b) The Purchaser and the Vendor shall have entered into the Non-Competition Agreement.

5.2 Conditions to the Obligations of the Purchaser

Notwithstanding anything herein contained, the obligation of the Purchaser to complete the transactions provided for herein will be subject to the fulfillment of the following conditions at or prior to the Closing Time:

(a) The representations and warranties of the Vendors contained in this Agreement shall be true and accurate on the date hereof and at the Closing Time with the same force and effect as though such representations and warranties had been made as of the Closing Time (regardless of the date as of which the information in this Agreement or in any Schedule or other document made pursuant hereto is given).

(b) The Vendors shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by them at or prior to the Closing Time.

(c) The Vendors shall have delivered to the Purchaser a certificate in a form satisfactory to the Purchaser confirming that the facts with respect to each of the representations and warranties of the Vendor are as set out herein and remain true at the Closing Time and that the Vendor has performed each of the covenants required to be performed by it hereunder.

(d) No order, decision or ruling of any court, tribunal or regulatory authority having jurisdiction will have been made, and no action or proceeding will be pending or threatened which, in the opinion of counsel to the Purchaser, is likely to result in an order, decision or ruling:

(i) to disallow, enjoin, prohibit or impose any limitations or conditions on the Transaction or the transactions contemplated hereby; or

(ii) to impose any limitations or conditions which may have an adverse effect on the Purchased Assets.

(e) All consents, approvals authorizations of any governmental or regulator authority or person whose consent to the Transaction is required to be obtained in order to carry out the transactions contemplated hereby in compliance with all laws and agreements binding upon the parties hereto will have been obtained.

The conditions contained in this Section 5.2 are inserted for the exclusive benefit of the Purchaser and may be waived in whole or in part by the Purchaser at any time. Each Vendor acknowledges that the waiver by the Purchaser of any condition or any part of any condition will constitute a waiver only of such condition or such part of such condition, as the case may be, and will not constitute a waiver of any covenant, agreement, representation or warranty made by the Vendor herein that corresponds or is related to such condition or such part of such condition, as the case may be. If any of the conditions contained in this Section 5.2 are not fulfilled or complied with in all material respects as herein provided, the Purchaser  may, at or prior to the Closing Time at its option, rescind this Agreement by notice in writing to each Vendor and in such event the Purchaser will be released from all obligations hereunder and, unless the condition or conditions which have not been fulfilled are reasonably capable of being fulfilled or caused to be fulfilled by the Vendor, then the Vendor will also be released from all obligations hereunder.

5.3 Conditions to the Obligations of the Vendor

Notwithstanding anything herein contained, the obligations of the Vendors to complete the transactions provided for herein will be subject to the fulfillment of the following conditions at or prior to the Closing Time:

(a) The representations and warranties of the Purchaser contained in this Agreement or in any documents delivered in order to carry out the transactions contemplated hereby will be true and accurate on the date hereof and at the Closing Time with the same force and effect as though such representations and warranties had been made as of the Closing Time (regardless of the date as of which the information in this Agreement or any such Schedule or other document made pursuant hereto is given).

(b) The Purchaser shall have complied with all covenants and agreements herein agreed to be performed or caused to be performed by it at or prior to the Closing Time.

(c) The Purchaser shall have delivered to the Vendor a certificate confirming that the facts with respect to each of the representations and warranties of the Purchaser are as set out herein at the Closing Time and that the Purchaser has performed each of the covenants required to be performed by it hereunder.

(d) There shall have been no material adverse change in the business of the Purchaser.

(e) No order, decision or ruling of any court, tribunal or regulatory authority having jurisdiction will have been made, and no action or proceeding will be pending or threatened which, in the opinion of counsel to the Vendor, is likely to result in an order, decision or ruling:

(i) to disallow, enjoin, prohibit or impose any limitations or conditions on the Transaction or the transactions contemplated hereby; or

(ii) to impose any limitations or conditions which may have an adverse effect on the business of the Purchaser.

(f) All consents, approvals and authorizations of any governmental or regulatory authority or person whose consent to the Transaction is required to be obtained in order to carry out the transactions contemplated hereby in compliance with all laws and agreements binding upon the parties hereto will have been obtained.

(g) The Purchaser shall issue and deliver to the Vendor the Consideration Shares in compliance with all applicable securities laws and the Escrow terms.

The conditions contained in this Section 5.3 hereof are inserted for the exclusive benefit of the Vendors and may be waived in whole or in part by the Vendors at any time. The Purchaser acknowledges that the waiver by the Vendors of any condition or any part of any condition will constitute a waiver only of such condition or such part of such condition, as the case may be, and will not constitute a waiver of any covenant, agreement, representation or warranty made by the Vendors herein that corresponds or is related to such condition or such part of such condition, as the case may be. If any of the conditions contained in this Section 5.3 hereof are not fulfilled or complied with as herein provided, the Vendors may, at or prior to the Closing Time at its option, rescind this Agreement by notice in writing to the Purchaser and in such event the Vendor will be released from all obligations hereunder and, unless the condition or conditions which have not been fulfilled are reasonably capable of being fulfilled or caused to be fulfilled by the Purchaser, then the Purchaser will also be released from all obligations hereunder.

ARTICLE 6-CLOSING

6.1 Vendor Deliveries

At the Closing Time, the Vendor shall deliver to the Purchaser the following in form and substance satisfactory to the Purchaser:

(a) the certificate of the Vendor contemplated in Section 5.2;

(b) all documentation and other evidence reasonably requested by the Purchaser in order to establish the due authorization and consummation of the Transaction, including the taking of all corporate proceedings by the boards of directors and shareholders of the Vendor required to effectively carry out  the obligations of the Vendor pursuant to this Agreement; and

(c) a duly completed and executed patent assignment and any other documentation necessary or reasonably required to transfer the Purchased Assets to the Purchaser with a good and marketable title, free and clear of all Encumbrances whatsoever.

6.2 Purchaser Deliveries

At the Closing Time, the Purchaser shall deliver to the Vendor the following in form and substance satisfactory to the Vendor:

(a) the certificate of the Purchaser contemplated in Section 5.3;

(b) certificates or DRS advices representing the Consideration Shares;

(c) a certified copy of the resolution of the directors of the Purchaser authorizing the execution and delivery of this Agreement and the performance by the Purchaser of the terms of the Agreement including without limitation the allotment and issuance of the Consideration Shares and appointing the persons set out in Section 4.6 hereof as directors and officers of the Purchaser; and

(d) all documentation and other evidence reasonably requested by the Vendor in order to establish the due authorization and consummation of the Transaction, including the taking of all corporate proceedings by the boards of directors and shareholders of the Purchaser required to effectively carry out the obligations of the Purchaser pursuant to this Agreement.

6.3 Place of Closing

The Closing shall take place at the Closing Time at the offices of Macdonald Tuskey or at such other place as the Purchaser and the Vendor may agree upon in writing.

ARTICLE 7- INDEMNIFICATION

7.1 Purchaser Indemnity

The Purchaser will indemnify, defend, and hold harmless the Vendor from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by the Vendor by reason of, resulting from, based upon or arising out of (i) any misrepresentation, misstatement or breach of warranty of the Purchaser contained in or made pursuant to this Agreement or any certificate or other instrument delivered pursuant to this Agreement; or (ii) the breach or partial breach by the Purchaser of any covenant or agreement of the Purchaser made in or pursuant to this Agreement or any certificate or other instrument delivered pursuant to this Agreement.

7.2 Vendor Indemnity

The Vendor will indemnify, defend, and hold harmless the Purchaser from, against, for, and in respect of any and all Losses asserted against, relating to, imposed upon, or incurred by the Purchaser by reason of, resulting from, based upon or arising out of (i) any misrepresentation, misstatement or breach of warranty of Vendor contained in or made pursuant to this Agreement or any certificate or other instrument delivered pursuant to this Agreement; or (ii) the breach or partial breach by the Vendor of any covenant or agreement of the Vendor made in or pursuant to this Agreement or any certificate or other instrument delivered pursuant to this Agreement.

ARTICLE 8- ARBITRATION

8.1 Reasonable Commercial Efforts to Settle Disputes

If any controversy, dispute, claim, question or difference (a "Dispute") arises with respect to this Agreement or its performance, enforcement, breach, termination or validity, the Parties to the Dispute will use all commercially reasonable efforts to settle the Dispute.  To this end, they will consult and negotiate with each other in good faith and understanding of their mutual interests to reach a just and equitable solution satisfactory to all such Parties.

8.2 Arbitration

Except as is expressly provided in this Agreement, if the Parties do not reach a solution pursuant to Section 8.1 within a period of 30 Business Days following the first notice of the Dispute by any Party to the other party(ies) to the Dispute, then upon written notice by any Party to the other party(ies) to the Dispute, the Dispute will be submitted to non-binding arbitration in accordance with the provisions of the Commercial Arbitration Act (British Columbia), based upon the following:

(1) the arbitration tribunal will consist of one arbitrator appointed by mutual agreement of such Parties, or in the event of failure to agree within 10 Business Days following delivery of the written notice to arbitrate, any such Party may apply to a judge of the British Columbia Supreme Court to appoint an arbitrator.  The arbitrator will be qualified by education and training to pass upon the particular matter to be decided;

(2) the arbitrator will be instructed that time is of the essence in the arbitration proceeding and, in any event, the arbitration award must be made within 30 days of the appointment of the arbitrator;

(3) after written notice is given to refer any Dispute to arbitration, the Parties to the Dispute will meet within 15 Business Days of delivery of the notice to arbitrate and will negotiate in good faith to agree upon the rules and procedures for the arbitration, in an effort to expedite the process and otherwise ensure that the process is appropriate given the nature of the Dispute and the values at risk, failing which, the rules and procedures for the arbitration will be finally determined by the arbitrator;

(4) the arbitration will take place in Vancouver, British Columbia;

(5) except as otherwise provided in this Agreement or otherwise decided by the arbitrator, the fees and other costs associated with the arbitrator will be shared equally by the Parties to the Dispute and each Party to the Dispute  will be responsible for its own costs;

(6) the arbitration award will be given in writing, will provide reasons for the decision, and will be final and binding on the Parties, not subject to any appeal, and will deal with the question of costs of arbitration and all related matters;

(7) judgment upon any award may be entered in any court having jurisdiction or application may be made to the Court for a judicial recognition of the award or an order of enforcement, as the case may be;

(8) all Disputes referred to arbitration (including without limitation the scope of the agreement to arbitrate, any statute of limitations, conflict of laws rules, tort claims and interest claims) will be governed by the substantive law of British Columbia and the federal laws of Canada applicable therein; and

(9) the Parties to the Dispute agree that the arbitration will be kept confidential and that the existence of the proceeding and any element of it (including any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions and any awards) will not be disclosed beyond the arbitrator, the Parties to the Dispute, their counsel and any person necessary to the conduct of the proceeding, except as may lawfully be required in judicial proceedings relating to the arbitration or otherwise.

ARTICLE 9- GENERAL

9.1 Confidentiality

The Purchaser covenants and agrees that, except as otherwise authorized by the Vendor and until the Closing, neither the Purchaser nor its representatives, agents or employees will disclose to third parties, directly or indirectly, any confidential information or confidential data relating to the Vendor or the Business discovered or received by the Purchaser or its representatives, agents or employees as a result of the Vendor making available to the Purchaser and its representatives, agents or employees the information requested by them in connection with the Transaction.

9.2 Collection of Personal Information

The Vendor acknowledges and consents to the fact that the Purchaser may be required to collect its personal information which may be disclosed by the Purchaser to:

(a) Securities regulatory authorities;

(b) the Purchaser's registrar and transfer agent;

(c) Canadian tax authorities; and

(d) authorities pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada).

By executing this Agreement, the Vendor is deemed to be consenting to the foregoing collection, use and disclosure of such personal information and to the retention of such personal information for as long as permitted or required by law or business practice. The Vendor hereby consents to the foregoing collection, use and disclosure of such personal information for such purposes only. The Vendor also consents to the filing of copies or originals of any of the documents described herein as may be required to be filed with any securities regulatory authority in connection with the transactions contemplated hereby. An officer of the Purchaser is available to answer questions about the collection of personal information by the Purchaser.

9.3 Notices

(1) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by facsimile or similar means of recorded electronic communication or sent by registered mail, charges prepaid, addressed as follows:

(a) if to the Purchaser:

Enertopia Corp.
#18 1873 Spall Road
Kelowna, BC  V1Y 4R2
Attention: Robert McAllister
Email: mcallister@enertopia.com

(b) if to the Vendor:

Mark Snyder
12900 Brookprinter Pl #200
Poway, CA 92064
Email: mseprojects@marksnyderelectric.com

Paul Sandler

4478 Via Largo

Cypress, CA 90630

Email: paul@swebs.com

(2) Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted (or, if such day is not a Business Day, on the next following Business Day) or, if mailed, on the third Business Day following the date of mailing; provided, however, that if at the time of mailing or within three Business Days thereafter there is or occurs a labour dispute or other event that might reasonably be expected to disrupt the delivery of documents by mail, any notice or other communication hereunder shall be delivered or transmitted by means of recorded electronic communication as described.

(3) Any Party may at any time change its address for service from time to time by giving notice to the other Parties in accordance with this Section 9.3.

9.4 Public Announcements and Disclosure

The Parties shall consult with each other before issuing any press release or making any other public announcement with respect to this Agreement or the Transaction and, except as required by any applicable Law or stock exchange having jurisdiction, no Party shall issue any such press release or make any such public announcement without the prior written consent of the others, which consent shall not be unreasonably withheld or delayed. Prior to any such press release or public announcement, none of the Parties shall disclose this Agreement or any aspect of the Transaction except to its board of directors, its senior management, its legal, accounting, financial or other professional advisors, any financial institution contacted by it with respect to any financing required in connection with the Transaction and counsel to such institution, or as may be required by any applicable Law or stock exchange having jurisdiction.

9.5 Assignment

The rights of the Purchaser hereunder are not assignable without the written consent of the Vendor. The rights of the Vendor hereunder are not assignable without the written consent of the Purchaser.

9.6 Commercially Reasonable Efforts

The Parties acknowledge and agree that, for all purposes of this Agreement, an obligation on the part of any Party to use its "commercially reasonable efforts" to obtain any waiver, Consent or other document shall not require such Party to make any payment to any person for the purpose of procuring the same, other than payments for amounts due and payable to such person, payments for incidental expenses incurred by such person and payments required by any applicable law or regulation.

9.7 Expenses

Unless otherwise provided, each of the Vendor and the Purchaser shall be responsible for the expenses (including fees and expenses of legal advisers, accountants and other professional advisers) incurred by them, respectively, in connection with the negotiation and settlement of this Agreement and the completion of the Transaction.  In the event of termination of this Agreement, the obligation of each Party to pay its own expenses will be subject to any rights of such Party arising from a breach of this Agreement by another Party.

9.8 Further Assurances

Each of the Parties shall promptly do, make, execute, deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other Parties may reasonably require from time to time after Closing at the expense of the requesting Party for the purpose of giving effect to this Agreement and shall use reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

9.9 Entire Agreement

This Agreement, including all Schedules, constitutes the entire agreement between the Parties with respect to the subject matter and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral including without limitation, the Letter of Intent.  There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter except provided in this Agreement.  No reliance is placed by any Party on any warranty, representation, opinion, advice or assertion of fact made by any Party or its directors, officers, employees or agents, to any other Party or its directors, officers, employees or agents, except to the extent that it has been reduced to writing and included in this Agreement.

9.10 Waiver, Amendment

Except as expressly provided in this Agreement, no amendment or waiver of this Agreement shall be binding unless executed in writing by the Party to be bound.  No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

9.11 Rights Cumulative

The rights and remedies of the Parties are cumulative and not alternative.

9.12 Counterparts

This Agreement may be executed in any number of counterparts, and/or by facsimile or e-mail transmission of Adobe Acrobat files, each of which shall constitute an original and all of which, taken together, shall constitute one and the same instrument.  Any Party executing this Agreement by fax or Adobe Acrobat file shall, immediately following a request by any other Party, provide an originally executed counterpart of this Agreement provided, however, that any failure to so provide shall not constitute a breach of this Agreement.

[signature page to follow]

IN WITNESS WHEREOF this Agreement has been executed as of the __ day of December, 2021.

ENERTOPIA CORP.

Per: __________________
 Authorized Signatory

THE VENDOR:

__________________________
 Paul Sandler

THE VENDOR:

__________________________
 Mark Snyder

SCHEDULE A

PURCHASED ASSETS

Provisional Patent Number: 63275879

Date of Provisional Patent Filing:  November 4, 2021

Recordation of Assignment Number: 506966178

Date of Assignment November 8, 2021

Description: Energy Management System having applications in Solar Energy and Battery Management Systems.

Abstract: An energy management system for an energy environment, including a photovoltaic panel and a power supply configured to store energy generated by the photovoltaic panel, may include a plurality of subsystems and an energy management platform for monitoring and controlling each of the plurality of subsystems. The plurality of subsystems may include a first subsystem, and a second subsystem. The platform may include a user interface, and a controller communicatively coupled to each the plurality of subsystems. The controller may receive the data from the first subsystem and adjust, based on the received data, operation of the second subsystem.

SCHEDULE B

JOINT VENTURE TERMS

The equity interest of, and share of each Joint Venture in, the assets, profits and losses, liabilities and obligations of the Joint Venture shall be as follows:

Purchaser	51%
Vendor	49%

The Joint Venture will be a Nevada Limited Liability Company and will be named as mutually agreed by the Purchaser and the Vendor.

Prosecution of, and costs related to, the Purchased Assets, including patent expenses, will be the responsibility of the Purchaser. The Purchaser shall retain all right, title and interest in and to and under all of the Purchased Assets and the Intellectual Property. For greater certainty, the Joint Venture will not own any right, title, or interest in or to or under any of the Purchased Assets.

Prosecution of, and costs related to, funding based on new approved patent/patents developed by the Joint Venture will be the responsibility of the Purchaser. The Purchaser shall retain all right, title and interest in and to and under all updated or new approved patents (the "New IP"), including all part and future income, royalties, damages and payments due (including, rights to damages and payments for past, present or future infringements or misappropriations) with respect thereto, in each case, of the Vendor in all countries relating to the New IP.

All decisions of the Joint Venture will be made by the officers of the Joint Venture company (the "Management") comprised of one nominee of each Joint Venturer, under the supervision of the board of directors of the Joint Venture company which will consist of two directors, with each Joint Venturer being entitled to appoint one director and the original directors being Robert McAllister and Paul Sandler.

The Purchaser shall be entitled to receive 150% of the funds spent on commercialization of the Purchased Assets (excluding patent expenses) (the "Payout") on a payout ratio of 75% to the Purchaser and 25% to the Vendor until the Purchaser has received the total aggregate Payout of 150% of the funds spent on commercialization of the Purchased Assets. Once the Purchaser has received the Payout, the payout and expenditure ratio will reflect the ownership interests of the Purchaser and the Vendor, namely, 51% and 49%, respectively.